EXHIBIT 99.1

NEWS RELEASE

PGT Innovations Completes Acquisition of Anlin Windows & Doors

•	Expands presence in the high-growth West Coast region
•	Creates comprehensive aluminum and vinyl product platform; broadens Western Window Systems’ dealer network
•	Purchase price of approximately $126 million; TTM sales of approximately $106 million with mid-teens adjusted EBITDA margin
•	Expected to be accretive to adjusted EPS within first year

VENICE, Fla., October 29, 2021 – PGT Innovations, Inc. (NYSE: PGTI), a national leader in premium windows and doors, including impact-resistant products and products designed to unify indoor/outdoor living spaces, today announced that it has completed its previously announced acquisition of Anlin Windows & Doors.

“This transaction supports our strategic framework for profitable growth by expanding our market presence in the high-growth West Coast region to complement the strong growth we continue to see in our Southeast region,” said Jeff Jackson, President and CEO of PGT Innovations. “Anlin is a top regional brand for vinyl replacement windows and doors and is a great fit with our existing Western Window Systems brand, which is a leading provider of aluminum products for the new home construction market. This acquisition allows us to better serve both markets with a broad product portfolio and expanded sales network.”

“Anlin will operate under PGT Innovations’ Western Business Unit, and I am very pleased that Anlin’s top leadership will remain with the company – with John Maloney, Anlin’s former CEO, in an advisory role and Mark Maloney assuming the role of Vice President and General Manager of the Anlin Windows & Doors brand,” added Jackson. “I’m confident that we will seamlessly and successfully integrate our products, processes, and culture. We’re excited about the future of the Anlin brand, and we’re thrilled to welcome Anlin’s 460-plus team members to our PGT Innovations family.”

“During the third quarter, we completed a private offering of 4.375% senior notes totaling $575 million aggregate principal due in 2029,” said Brad West, Senior Vice President and Interim Chief Financial Officer. “This new note provides a favorable long-term rate for our debt structure and lowers annual interest cost.”

“On a pro forma basis, as of the end of the second quarter, we had a trailing-twelve-month net debt-to-adjusted EBITDA ratio of 3.3 times,” added West. “Consistent with our priority of maintaining a strong and flexible balance sheet, we anticipate that reducing leverage after acquisitions will remain a capital allocation priority.”

PGT Innovations plans to update its 2021 financial outlook and discuss the Company's third quarter 2021 results on its conference call and webcast scheduled for Thursday, November 11, 2021, at 10:30 a.m. eastern time.

The purchase price at closing was approximately $113.5 million plus earnout payments of up to approximately $12.6 million in aggregate, subject to certain adjustments. The purchase price is subject to a post-closing true-up mechanism, which is expected to be determined within approximately ninety days.

Anlin generated approximately $106 million in sales during the trailing twelve months ending in July 2021, with a mid-teen adjusted EBITDA. PGT Innovations paid approximately 8.5x pre-synergies and expects the transaction to be accretive.

During the third quarter of 2021, PGT Innovations announced a private offering of $575 million of of 4.375% senior notes due 2029. The Notes were offered to finance, together with any borrowings under the Company’s credit agreement, the purchase price of Anlin. The Company also used the proceeds to redeem in full $425 million 6.75% Senior Notes due 2026 and repay $54 million outstanding amount under the existing term loan credit facility.

On October 25, 2021, PGT Innovations borrowed $60 million under its term loan agreement, which was amended to provide borrowing up to $180 million, leaving undrawn revolver capacity of $74 million.

About PGT Innovations, Inc.

PGT Innovations manufactures and supplies premium windows and doors. Its highly engineered and technically advanced products can withstand some of the toughest weather conditions on earth and are revolutionizing the way people live by unifying indoor and outdoor living spaces. Headquartered in Venice, Fla., PGT Innovations’ national footprint includes 15 facilities and a multichannel distribution / dealer platform with more than 5,000 employees.

PGT Innovations creates value through deep customer relationships, understanding the unstated needs of the markets it serves, and a drive to develop category-defining products. PGT Innovations is also the nation’s largest manufacturer of impact-resistant windows and doors and holds the leadership position in its primary market. The PGT Innovations’ family of brands include CGI®, PGT® Custom Windows and Doors, WinDoor®, Western Window Systems, Eze-Breeze®, CGI Commercial, NewSouth Window Solutions and a 75 percent ownership stake in Eco Window Systems. The company’s brands, in their respective markets, are a preferred choice of architects, builders, and homeowners throughout North America and the Caribbean. Their high-quality products are available in custom and standard sizes with massive dimensions that allow for unlimited design possibilities in residential, multi-family, and commercial projects. For additional information, visit www.pgtinnovations.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are statements other than historical fact, and include statements relating to the acquisition of Anlin (the “Anlin Acquisition”) and related financing. These "forward looking statements" involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may," "expect," "expectations," "outlook," "forecast," "guidance," "intend," "believe," "could," "project," "estimate," "anticipate," "should" and similar terminology.

These risks and uncertainties include factors such as:

•	market conditions;
•

the impact of the COVID-19 pandemic (the “Pandemic”) and related measures taken by governmental or regulatory authorities to combat the Pandemic, including the impact of the Pandemic and these measures on the economies and demand for our products in the states where we sell them, and on our customers, suppliers, labor force, business, operations and financial performance;

•

the ability to successfully integrate the operations of Anlin into our existing operations and the diversion of management's attention from ongoing business and regular business responsibilities to effect such integration;

•

unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;

•	changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions;
•	our dependence on a limited number of suppliers for certain of our key materials;
•

our dependence on our impact-resistant product lines, which increased with our acquisition of Eco Enterprises (“Eco”), and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;

•

the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the Anlin Acquisition and our acquisitions of NewSouth Window Solutions (“NewSouth”) and Eco;

•	our level of indebtedness;
•

increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodel or new home construction channels in our core markets and our inability to collect such debt;

•

the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from the Anlin Acquisition and our acquisitions of NewSouth and Eco may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	increases in transportation costs, including increases in fuel prices;

•	our dependence on our limited number of geographically concentrated manufacturing facilities, which increased further due to our acquisition of Eco;
•	sales fluctuations to and changes in our relationships with key customers;
•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;
•

the risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by "hackers" and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended;

•	product liability and warranty claims brought against us;
•

in addition to our acquisition of New South, Eco and Anlin, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected at the time we acquired it; and

•	the other risks and uncertainties discussed in our other filings with the SEC.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding the expected Anlin Acquisition. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

SOURCE: PGT Innovations, Inc.

PGT Innovations Contacts:

Investor Relations:Media Relations:

Brad West, 941-480-1600 Stephanie Cz, 941-480-1600

Senior Vice President and Interim CFO Corporate Communications Manager

BWest@PGTInnovations.com